UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 25, 2008

MKS Instruments, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Massachusetts	000-23621	04-2277512
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2 Tech Drive, Suite 201, Andover, Massachusetts		01810
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	978-645-5500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As part of its effort to reduce costs during the current slowdown in the semiconductor manufacturing industry, MKS Instruments, Inc. (the "Company") has reduced the salaries of its executive officers and non-employee directors. The reductions were approved effective as of August 25, 2008. Beginning on such date, the salary of the President of the Company was decreased by 10%, and the salary of the other executive officers was decreased by 5%. In addition, cash compensation of the Chairman of the Board of Directors of the Company was decreased by 10% and the cash compensation of all other non-employee directors of the Company was decreased by 5%.

Reduced compensation amounts are as set forth in the exhibits attached to this Report. Such reductions shall remain in place until otherwise determined by the Board of Directors or Compensation Committee, as appropriate.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Salaries of Executive Officers, effective August 25, 2008

99.2 Cash Compensation of Non-Employee Directors, effective as of August 25, 2008

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MKS Instruments, Inc.

August 25, 2008	By:	/s/ Seth H. Bagshaw

Name: Seth H. Bagshaw
Title: Vice President and Corporate Controller

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Exhibit Index

Exhibit No.	Description

99.1	Salaries of Executive Officers, effective August 25, 2008
99.2	Cash Compensation of Non-Employee Directors, effective August 25, 2008